Exhibit 10.2

LOAN AGREEMENT
June 29, 2012

Quarry Bay Capital LLC. (the “Lender”) of Suite 600, 1201 Orange Street, Wilmington, DE, 19899-0511, advanced CDN$100,000 (the “Principal Sum”) to GlobeTrac, Inc. (the “Borrower”) of Suite 610, 1100 Melville Street, Vancouver, British Columbia, V6E 4A6.  The Lender advanced the funds on May 25, 2012.

The lender hereby agrees to advance to Borrower the principal amount of CDN$100,000 (the “Principal Sum”) on or before May 25, 2012.

The Borrower agrees to repay the Principal Sum on demand, together with interest calculated and compounded monthly at the rate of 6% per year (the “Interest”) from May 25, 2012.  The Borrower is liable for repayment for the Principal Sum and accrued Interest and any costs that the Lender incurs in trying to collect the Principal Sum and the Interest.

The Borrower will evidence the debt and its repayment of the Principal Sum with a promissory note (the “Note”) in the attached form.

LENDER	BORROWER
Quarry Bay Capital LLC	GlobeTrac, Inc.

Per: /s/ Thomas Sharp	Per: /s/ John da Costa

Authorized Signatory	Authorized Signatory

PROMISSORY NOTE

Principal Amount: CDN$100,000	June 29, 2012

For value received GlobeTrac, Inc., (the “Borrower”) promises to pay to the order of Quarry Bay Capital LLC. (the “Lender”) the sum of $100,000 lawful money of Canada (the “Principal Sum”) from May 25, 2012 (“Effective Date”) both before and after maturity, default and judgment.

The Borrower may repay the Principal Sum in whole or in part at any time without penalty.

This promissory note is payable on demand.

For the purposes of this promissory note, Interest Rate means 6 per cent per year.  Interest at the Interest Rate must be calculated and compounded monthly not in advance from and including the Effective Date (for an effective rate of 6.17% per annum calculated monthly), and is payable together with the Principal Sum when the Principal Sum is repaid.

The Borrower waives presentment, protest, notice of protest and notice of dishonour of this promissory note.

BORROWER
GlobeTrac, Inc.

Per: /s/ John da Costa

Authorized Signatory